UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2011
Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-32693 (Commission File Number)	54-2091194 (IRS Employer Identification No.)

500 W. Illinois, Suite 100 Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 620-5500
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     Second Supplemental Indenture to Secured Notes Indenture
     As previously announced on February 1, 2011, Basic Energy Services, Inc. (“Basic”) commenced a cash tender offer and consent solicitation for any and all of the $225,000,000 aggregate outstanding principal amount of its 11.625% Senior Secured Notes due 2014 (the “Senior Secured Notes”). In conjunction with the tender offer, Basic solicited noteholder consents to effect certain amendments to the indenture (the “Secured Notes Indenture”) governing the Senior Secured Notes on the terms and subject to the conditions set forth in Basic’s Offer to Purchase and Consent Solicitation Statement dated February 1, 2011. On February 15, 2011, Basic announced that it had received, as of 5:00 p.m., New York City time, on February 14, 2011, the requisite consents to amend the Secured Notes Indenture and accordingly entered into a Second Supplemental Indenture dated as of February 15, 2011 (the “Second Supplemental Indenture”) to the Secured Notes Indenture with The Bank of New York Mellon Trust Company, National Association, as trustee for the Senior Secured Notes. The Second Supplemental Indenture, among other things, eliminates most of the restrictive covenants and certain event of default provisions in the Secured Notes Indenture.
     A copy of the Second Supplemental Indenture is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The above description of the Second Supplemental Indenture contained herein is qualified in its entirety by the full text of such exhibit.
     Issuance and Sale of Senior Notes
     On February 15, 2011, Basic successfully completed the issuance and sale of $275,000,000 aggregate principal amount of 7 3/4% Senior Notes due 2019 (the “Notes”). The Notes are jointly and severally, and unconditionally, guaranteed (the “Guarantees”) on a senior unsecured basis initially by all of Basic’s current subsidiaries other than three immaterial subsidiaries (such guarantors, the “Guarantors”). The Notes and the Guarantees rank (i) equally in right of payment with any of Basic’s and the subsidiary guarantors’ existing and future senior indebtedness, including Basic’s existing 7.125% Senior Notes due 2016 and the related guarantees, and (ii) effectively junior to all existing or future liabilities of Basic’s subsidiaries that do not guarantee the Notes and to Basic’s and the subsidiary guarantors’ existing or future secured indebtedness to the extent of the value of the collateral therefor.
     The Notes and the Guarantees were offered and sold in private transactions in accordance with Rule 144A and Regulation S under the Securities Ac of 1933, as amended (the “Securities Act”). The Notes and Guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.
     The purchase price for the Notes and Guarantees was 100.000% of their principal amount. Basic received net proceeds from the issuance of the Notes of approximately $269.6 million after discounts and offering expenses. Basic is using a portion of the net proceeds from the offering to fund its pending tender offer and consent solicitation for its existing Senior Secured Notes and to redeem any of the Senior Secured Notes not purchased in the tender offer, and the remainder will be used for general corporate purposes.
     The Notes and the Guarantees were issued pursuant to an indenture dated as of February 15, 2011 (the “Indenture”), by and among Basic, the Guarantors party thereto and Wells Fargo Bank, N.A., as trustee (the “Trustee”). Interest on the Notes accrues from and including February 15, 2011 at a rate of 7.75% per year. Interest on the Notes is payable semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 2011. The Notes mature on February 15, 2019.
     The Indenture contains covenants that, among other things, limit Basic’s ability and the ability of certain of its subsidiaries to:
•	incur additional indebtedness;
•	pay dividends or repurchase or redeem capital stock;

•	make certain investments;
•	incur liens;
•	enter into certain types of transactions with its affiliates;
•	limit dividends or other payments by Basic’s restricted subsidiaries to Basic; and
•	sell assets or consolidate or merge with or into other companies.
These and other covenants that are contained in the Indenture are subject to important exceptions and qualifications. Additionally, during any period of time that the Notes have a Moody’s rating of Baa3 or higher or an Standard & Poor’s rating of BBB- or higher and no default has occurred and is then continuing, certain of the restrictive covenants contained in the Indenture will cease to apply.
     Basic may, at its option, redeem all or part of the Notes, at any time on or after February 15, 2015 at a redemption price equal to 100% of the principal amount thereof, plus a premium declining ratably to par and accrued and unpaid interest to the date of redemption.
     At any time before February 15, 2014, Basic, at its option, may redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the net cash proceeds of one or more qualified equity offerings at a redemption price of 107.750% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the date of redemption, as long as:
•	at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption; and
•	such redemption occurs within 90 days of the date of the closing of any such qualified equity offering.
     In addition, at any time before February 15, 2015, Basic may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes, plus an applicable premium and accrued and unpaid interest to the date of redemption.
     If Basic experiences certain kinds of changes of control, holders of the Notes will be entitled to require Basic to purchase all or a portion of the Notes at 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.
     A copy of the Indenture is being filed as Exhibit 4.2 hereto, and the form of the Global Note included as Exhibit A to the Indenture is being filed as Exhibit 4.3 hereto, and are incorporated herein by reference. The above description of the Indenture contained herein is qualified in its entirety by the full text of Exhibit 4.2 hereto.
     Registration Rights Agreement
     On February 15, 2011, in connection with the closing of the Notes offering, Basic and each of the Guarantors under the Indenture (the Guarantors, together with Basic, the “Issuers”) entered into a Registration Rights Agreement with the initial purchasers of the Notes, pursuant to which the Issuers agreed (a) (i) to file with the Securities and Exchange Commission a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act, with respect to a registered offer to exchange any and all of the Notes (including the guarantees with respect thereto) for a like aggregate principal amount of registered notes that are identical in all material respects to the Notes (except that the exchange notes will not contain restrictive legends, transfer restrictions or liquidated damages upon a Registration Default (as defined in the Registration Rights Agreement)) and/or (ii) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale by certain holders of the Notes and the guarantees thereof, (b) to use their reasonable best efforts to cause the Exchange Offer Registration Statement and, if applicable, the shelf registration statement to be declared effective under the Securities Act and (c) to use their reasonable best efforts to consummate the exchange offer within 270 days following February 15, 2011. If the Issuers fail to comply with certain obligations under the Registration Rights Agreement, they will be required to pay liquidated damages to the holders of the Notes in accordance with the provisions of the Registration Rights Agreement.

     A copy of the Registration Rights Agreement is being filed as Exhibit 4.4 hereto and is incorporated herein by reference. The above description of the Registration Rights Agreement contained herein is qualified in its entirety by the full text of such exhibit.
     New Revolving Credit Facility
     On February 15, 2011, in connection with the Notes offering, Basic entered into a new $165.0 million revolving credit facility (the “Credit Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Capital One, National Association, as joint lead arrangers and joint book managers, the lenders party thereto and Bank of America, N.A., as administrative agent. The Credit Agreement includes an accordion feature whereby the total credit available to Basic can be increased by up to $100.0 million under certain circumstances, subject to additional lender commitments. The obligations under the Credit Facility are guaranteed on a joint and several basis by each of Basic’s current subsidiaries, other than three immaterial subsidiaries, and are secured by substantially all assets of Basic and the guarantors as collateral under a related Security Agreement (the “Security Agreement”). As of December 31, 2010, the non-guarantor subsidiaries held no assets and performed no operations.
     Borrowings under the Credit Agreement mature on January 15, 2016, and Basic has the ability at any time to prepay the Credit Agreement without premium or penalty. At Basic’s option, advances under the Credit Agreement may be comprised of (i) alternate base rate loans, at a variable base interest rate plus a margin ranging from 1.50% to 2.25% based on Basic’s leverage ratio or (ii) Eurodollar loans, at a variable base interest rate plus a margin ranging from 2.50% to 3.25% based on Basic’s leverage ratio. Basic will pay a commitment fee equal to 0.50% on the daily unused amount of the commitments under the Credit Agreement.
     The Credit Agreement contains various covenants that, subject to agreed upon exceptions, limit Basic’s ability and the ability of certain of Basic’s subsidiaries to:
•	incur indebtedness;
•	grant liens;
•	enter into sale and leaseback transactions;
•	make loans, capital expenditures, acquisitions and investments;
•	change the nature of business;
•	acquire or sell assets or consolidate or merge with or into other companies;
•	declare or pay dividends;
•	enter into transactions with affiliates;
•	enter into burdensome agreements;
•	prepay, redeem or modify or terminate other indebtedness;
•	change accounting policies and reporting practices; and
•	amend organizational documents.
     The Credit Agreement also contains covenants that, among other things, limit the amount of capital contributions Basic may make and require Basic to maintain specified ratios or conditions as follows:
•	a minimum consolidated interest coverage ratio of not less than 2.50:1.00:
•	a maximum consolidated leverage ratio not to exceed:
•	4.25:1.00 for the quarter ending March 31, 2011; and
•	4.00:1.00 after March 31, 2011; and
•	a maximum consolidated senior secured leverage ratio of 2.00:1.00.
     If an event of default occurs under the Credit Agreement, then the lenders may (i) terminate their commitments under the Credit Agreement, (ii) declare any outstanding loans under the Credit Agreement to be immediately due and payable after applicable grace periods and (iii) foreclose on the collateral secured by the Security Agreement.

     Copies of the Credit Agreement and Security Agreement are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference. The above descriptions of the Credit Agreement and Security Agreement contained herein are qualified in their entirety by the full text of such exhibits.

Item 1.02	Termination of a Material Definitive Agreement.
     Basic had previously entered into a $30.0 million secured revolving credit facility among Basic, the subsidiary guarantors party thereto, the lenders party thereto and Capital One, National Association, as administrative agent, on September 28, 2010. The revolving credit facility was secured by Basic’s and the subsidiary guarantors’ accounts receivable and inventory as collateral under a related security agreement, contained various restrictive covenants and required Basic to maintain certain specified financial ratios during the term of the facility.
     On February 15, 2011, in connection with entering into the Credit Agreement as described under the caption “New Revolving Credit Facility” in Item 1.01 of this Current Report on Form 8-K, Basic terminated the $30.0 million secured revolving credit facility and its obligations under the related security agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in the captions “Issuance and Sale of Senior Notes” and “Registration Rights Agreement,” including the summaries of the Indenture and the Registration Rights Agreement contained therein, in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 3.03	Material Modification to Rights of Security Holders.
     The information included in the caption “Second Supplemental Indenture to Secured Notes Indenture” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03 of this Current Report on Form 8-K.

Item 8.01	Other Events.
     On February 15, 2011, Basic issued a press release announcing the results of the tender offer for its Senior Secured Notes. A copy of the press release is being filed as Exhibit 99.1 hereto and is incorporated herein by reference.
     On February 15, 2011, Basic issued a press release announcing that it will redeem on March 17, 2011, the redemption date, all of the outstanding principal amount of its Senior Secured Notes not tendered and purchased by Basic in a pending tender offer at a redemption price equal to 100% of the principal amount of the Senior Secured Notes, plus the applicable premium as of, and accrued and unpaid interest on the Senior Secured Notes to, but not including, the redemption date. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

4.1
Second Supplemental Indenture dated as of February 15, 2011 to Indenture dated as of July 31, 2009, by and among Basic as Issuer, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A. as trustee.

4.2	Indenture dated as of February 15, 2011, among Basic, among Basic as issuer, the guarantors named therein and Wells Fargo Bank, N.A., a national banking association, as trustee.

4.3	Form of 7 3/4% Senior Secured Note due 2014 (included as Exhibit A to Exhibit 4.2 of this Current Report on Form 8-K).
4.4	Registration Rights Agreement dated as of February 15, 2011, by and among Basic, the Guarantors named therein and the initial purchasers party thereto.
10.1
Credit Agreement dated as of February 15, 2011, among Basic as Borrower, each lender from time to time party thereto and Bank of America, N.A., as administrative agent, a swing line lender and l/c issuer.

10.2	Security Agreement dated as of February 15, 2011, by and among Basic as Borrower and the Debtors party thereto in favor of Bank of America, N.A., as administrative agent.
99.1	Press release dated February 15, 2011 regarding tender offer results.
99.2	Press release dated February 15, 2011 regarding redemption announcement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.
Date: February 18, 2011	By:	/s/ Alan Krenek
		Name:	Alan Krenek
		Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1
Second Supplemental Indenture dated as of February 15, 2011 to Indenture dated as of July 31, 2009, by and among Basic as Issuer, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A. as trustee.

4.2	Indenture dated as of February 15, 2011, among Basic, among Basic as issuer, the guarantors named therein and Wells Fargo Bank, N.A., a national banking association, as trustee.
4.3	Form of 7 3/4% Senior Secured Note due 2014 (included as Exhibit A to Exhibit 4.2 of this Current Report on Form 8-K).
4.4	Registration Rights Agreement dated as of February 15, 2011, by and among Basic, the Guarantors named therein and the initial purchasers party thereto.
10.1
Credit Agreement dated as of February 15, 2011, among Basic as Borrower, each lender from time to time party thereto and Bank of America, N.A., as administrative agent, a swing line lender and l/c issuer.

10.2	Security Agreement dated as of February 15, 2011, by and among Basic as Borrower and the Debtors party thereto in favor of Bank of America, N.A., as administrative agent.
99.1	Press release dated February 15, 2011 regarding tender offer results.
99.2	Press release dated February 15, 2011 regarding redemption announcement.